                                  EXHIBIT 99.2


Accountants and
Management Consultants                                          Grant Thornton
Grant Thornton LLP
The US Member Firm of
Grant Thornton International

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Peoples Financial Corporation

We have audited the accompanying consolidated statements of financial condition of Peoples Financial Corporation as of September 30, 2000, and the related consolidated statements of earnings, comprehensive income, shareholders' equity and cash flows for each of the years in the two year period ended September 30, 2000. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Peoples Financial Corporation as of September 30, 2000, and the consolidated results of its operations and its cash flows for each of the years in the two year period ended September 30, 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP
Cincinnati, Ohio
December 5, 2000

Suite 900
625 Eden Park Drive
Cincinnati, OH 45202-4181
Tel: 513 762-5000
Fax: 513 241-6125